EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated January 31, 2005 with respect to the subaccounts of Separate Account VA BNY, which are available for investment by contract owners of Transamerica Landmark NY Variable Annuity, and (2) dated February 18, 2005 with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4 No. 33-83560) and related Prospectus of Transamerica Landmark NY Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 25, 2005